Exhibit 99.1


                   [LETTERHEAD OF UNITED NATURAL FOODS, INC.]


IMMEDIATE RELEASE

October 5, 2007

       United Natural Foods, Inc. and Millbrook Distribution Services Inc.
                      Announce Definitive Merger Agreement

      Merger Extends United Natural Foods into Specialty Foods Segment and
               Enhances Conventional Supermarket Business Channel

Dayville, Connecticut - October 5, 2007 -- United Natural Foods, Inc. (Nasdaq:
UNFI) (the "Company") and Millbrook Distribution Services Inc ("Millbrook"), a privately held subsidiary of Distribution Holdings, Inc., today announced a definitive merger agreement whereby UNFI Merger Sub, Inc., a wholly-owned subsidiary of United Natural Foods, Inc., will acquire all the outstanding shares of Distribution Holdings Inc. The financial terms of the transaction were not disclosed. The transaction is expected to close within the next 30 days and is subject to customary closing conditions, including compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

The proposed transaction will accomplish several strategic objectives for United Natural Foods, including accelerating the Company's expansion into a number of high-growth business segments and establishing an immediate market share in the fast-growing Specialty Foods market. Millbrook's robust customer base will significantly enhance United Natural Food's conventional supermarket business channel; while both organizations' complementary product portfolios represent significant opportunities for cross-selling.

"This pending transaction demonstrates our commitment to profitably grow the Company while extending our competitive advantages and increasing shareholder value," commented, Michael Funk, President and Chief Executive Officer of United Natural Foods. "This combination will achieve our stated goal to increase the Company's footprint in the Specialty Foods segment and will extend the breadth, scale and capabilities of our distribution network."

Established in 1960 and headquartered in Leicester, MA, Millbrook is a full-line distributor with a substantial specialty food business consisting of ethnic, kosher, gourmet, organic and natural foods and also offers customers an extensive selection of health and beauty care items, including a full-line of national and branded products.

With annualized revenues in excess of $300 million, Millbrook distributes more than 22,000 specialty food items, and over 20,000 health and beauty care items and other non-food items to more then 9,000 retail locations. Customers include independent store retailers, as well as regional and national supermarket, mass merchandisers and chain drug stores, in 48 states. Millbrook's distribution network features four distribution centers, representing over 1.6 million square feet of warehouse space, located in Harrison, AR (1.2 million square feet); Leicester, MA (188,000 square feet); East Brunswick, NJ (177,600 square feet) and Tampa, FL (65,000 square feet).

Robert A. Sigel, Millbrook's President and Chief Executive Officer, will continue to oversee the operations of Millbrook once the merger with United Natural Foods is completed. Mr. Sigel commented, "We are very pleased to be announcing this transaction, which we believe clearly serves the best interests of the customers and employees of both companies. Millbrook will have significant growth opportunities as part of United Natural Foods and we look forward to leveraging the combined sales and distribution platforms."

Mr. Funk added, "Millbrook promises to be a significant addition to our organization and we're excited to welcome Bob Sigel, Millbrook's employees and their customers to United Natural Foods."

Upon completion of the transaction, United Natural Foods will host a conference call with investors. Credit Suisse Securities (USA) LLC acted as financial advisor to United Natural Foods.

About United Natural Foods
United Natural Foods, Inc. carries and distributes more than 40,000 products to more than 17,000 customers nationwide. The Company serves a wide variety of retail formats including conventional supermarket chains, natural product superstores, independent retail operators and the food service channel. United Natural Foods, Inc. was ranked by Forbes in 2005 as one of the "Best Managed Companies in America," ranked by Fortune in 2006 and 2007 as one of its "Most Admired Companies," and ranked by Business Ethics as one of its "100 Best Corporate Citizens for 2006."


AT THE COMPANY:                           FINANCIAL RELATIONS BOARD
--------------------------------------------------------------------------------
Mark Shamber                              Joseph Calabrese
Chief Financial Officer                   General Information
(860) 779-2800                            (212) 827-3772

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding the Company's business that are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, including but not limited to general business conditions, the impact of competition and our dependence on principal customers, see "Risk Factors" in the Company's annual report on Form 10-K filed with the Commission on September 26, 2007, and its other filings under the Securities Exchange Act of 1934, as amended. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. The Company is not undertaking to update any information in the foregoing reports until the effective date of its future reports required by applicable laws. Any projections of future results of operations should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. The Company may from time to time update these publicly announced projections, but it is not obligated to do so.